Exhibit 10.1

AMENDMENT NO. 4

TO

AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment No. 4 to the Amended and Restated Advisory Agreement (this “Amendment”) is made and entered into as of August 2, 2012, and shall be effective August 7, 2012, by and among TNP Strategic Retail Trust, Inc., a Maryland corporation (the “Company”), TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and TNP Strategic Retail Advisor, LLC, a Delaware limited liability company (the “Advisor”). The Company, the Operating Partnership and the Advisor are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meaning set forth in the Advisory Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Parties previously entered into that certain Amended and Restated Advisory Agreement, dated and effective as of August 7, 2010 (as amended, the “Advisory Agreement”), which provides for, among other matters, the management of the Company’s and the Operating Partnership’s day-to-day activities by the Advisor;

WHEREAS, the initial term of the Advisory Agreement is for a one year term which may be renewed for an unlimited number of successive one year terms; and

WHEREAS, pursuant to Section 17 (Term of the Agreement), the Parties desire to amend the Advisory Agreement pursuant to this Amendment in order to renew the term of the Advisory Agreement for an additional one year term, such term to end on August 7, 2013.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENT

In order to give effect to the Parties’ agreement to renew the term of the Advisory Agreement for an additional one year term, the Parties agree as follows:

Section 1.1 Renewal of Advisory Agreement. Pursuant to Section 17 of the Advisory Agreement, the Parties hereby renew the term of the Advisory Agreement effective as of August 7, 2012, for an additional one-year term ending on August 7, 2013.

Section 1.2 Maintenance of Cash Reserve. Parties agree that the Company shall maintain a cash reserve of $4,000,000, and that Advisor may deploy any proceeds received above the cash reserve for the business of the Company pursuant to the Advisory Agreement.

Section 1.3 Termination of Advisory Agreement. Pursuant to Section 18 of the Advisory Agreement, the Parties agree that the Advisory Agreement may be terminated:

(a)	immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Advisor;

(b)	upon 60 days written notice without Cause and without penalty by a majority of the Independent Directors of the Company; or

(c)	upon 60 days written notice with Good Reason by the Advisor.

The provisions of Sections 19 through 31 of the Advisory Agreement survive termination of the Advisory Agreement.

Section 1.4 Removal of Section. Section 13 of the Advisory Agreement is deleted in its entirety.

Section 1.5 Reimbursement of For Personnel Costs. Section 10(a)(xiii) shall be replaced by the following:

“(xiii) administrative service expenses (including (a) personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives Acquisition Fees, Origination Fees, Disposition Fees, or Financing Coordination Fees, and (b) the Company’s allocable share of other overhead of the Advisor such as rent and utilities); and”.

Section 1.6 Notices. Section 23 shall be replaced by the following:

“NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by facsimile transmission, by courier or overnight carrier or by registered or certified mail to the addresses set forth herein:

To the Directors and to the Company:

TNP Strategic Retail Trust, Inc.

1900 Main Street

Suite 700

Irvine, California 92614

Telephone: (949) 833-8252

Facsimile: (949) 252-0212

Attention: Chief Financial Officer, James Wolford, Dee Balch, Tony Thompson

With copy to:

TNP Strategic Retail Trust, Inc. 1900 Main Street Suite 700 Irvine, California 92614 Telephone: (949) 833-8252 Facsimile: (949) 252-0212 Chair of the Audit Committee

To the Operating Partnership:	TNP Strategic Retail Operating Partnership, LP 1900 Main Street Suite 700 Irvine, California 92614 Telephone: (949) 833-8252 Facsimile: (949) 252-0212 Attention: Chief Financial Officer

To the Advisor:	TNP Strategic Retail Advisor, LLC 1900 Main Street Suite 700 Irvine, California 92614 Telephone: (949) 833-8252 Facsimile: (949) 252-0212 Attention: Chief Financial Officer

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 23.”

ARTICLE II

MISCELLANEOUS

Section 2.1 Continued Effect. Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement, as amended, and the terms of this Amendment, the terms of this Amendment shall control.

Section 2.2 Counterparts. The Parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

Section 2.3 Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Maryland.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

TNP STRATEGIC RETAIL TRUST, INC.

By:	/s/ James R. Wolford
Name:	James R. Wolford
Title:	Chief Financial Officer

TNP STRATEGIC OPERATING PARTNERSHIP, LP

By:	TNP STRATEGIC RETAIL TRUST INC., its general partner

	By:	/s/ James R. Wolford
	Name:	James R. Wolford
	Title:	Chief Financial Officer

TNP STRATEGIC RETAIL ADVISOR, LLC

By: Thompson National Properties, LLC, its sole member

By:	/s/ James R. Wolford
Name:	James R. Wolford
Title:	Chief Financial Officer